                                                                    EXHIBIT (AB)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 2000-4 Monthly Statement
                      Class A Certificate CUSIP #25466KCW7
                      Class B Certificate CUSIP #25466KCX5

Distribution Date: October 16, 2000            Month Ending:  September 30, 2000

Pursuant to the Series Supplement dated as of May 10, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 2000-4 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

    Series  2000-4                                        Total          Interest            Principal
         Class A      31 days at 6.831250000%        $5.882465278      $5.882465278        $0.000000000

         Class B      31 days at 7.071250000%        $6.089131944      $6.089131944        $0.000000000

2.   Principal Receivables at the end of September, 2000
     ---------------------------------------------------

 (a) Aggregate Investor Interest                        $24,261,526,626.17

     Seller Interest                                     $8,940,015,726.38

     Total Master Trust                                 $33,201,542,352.55

 (b) Group One Investor Interest                        $24,261,526,626.17

 (c) Series 2000-4 Investor Interest                       $684,211,000.00

 (d) Class A Investor Interest                             $650,000,000.00

     Class B Investor Interest                              $34,211,000.00

3.   Allocation of Receivables Collected During September, 2000
     ----------------------------------------------------------

                                                     Finance Charge           Principal          Yield Collections /
                                                      Collections            Collections          Additional Funds

 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation.                   $395,671,849.19      $3,469,217,551.30            $0.00

     Seller Allocation:                               $130,286,094.20      $1,142,337,533.13            $0.00

 (b) Group One Allocation                             $395,671,849.19      $3,469,217,551.30            $0.00

 (c) Series 2000-4 Allocations                         $10,818,428.94         $94,855,076.53            $0.00

 (d) Class A Allocations                               $10,277,744.17         $90,114,397.90            $0.00

     Class B Allocations                                  $540,684.77          $4,740,678.63            $0.00

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of September, 2000                                                13.65%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of September, 2000                                                 1.56%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of September, 2000                                                15.21%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                        Deposits into the     Deficit Amount
                          SPFAs on this          on this          SPFA        Investment
                        Distribution Date   Distribution Date    Balance        Income

     Series 2000-4              $0.00                0.00         $0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                             Total Payments
                         Amount Paid on this         Deficit Amount            through this
                          Distribution Date    on this Distribution Date    Distribution Date

     Series 2000-4                 $0.00                        $0.00               $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                         Deposits into the SIFA
                                         on this Distribution Date    SIFA Balance

     Series 2000-4                               $4,031,917.72            $0.00

7.   Pool Factors for September, 2000
     --------------------------------

     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                           Cumulative Investor
                                      September, 2000      Charged-Off Amount

 (a) Group One                           $115,288,271.43            $0.00

 (b) Series 2000-4                         $3,152,202.96            $0.00

 (c) Class A                               $2,994,661.77            $0.00

     Class B                                 $157,541.19            $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of September, 2000                   5.53%             N/A

9.   Investor Losses for September, 2000
     -----------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest

 (a) Group One                                     $0.00          $0.00

 (b) Series 2000-4                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses for September, 2000
     ----------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest

 (a) Group One                                     $0.00          $0.00

 (b) Series 2000-4                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for September, 2000
     --------------------------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest

 (a) Group One                                     $0.00          $0.00

 (b) Series 2000-4                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------

 (a) Group One                                            $41,706,834.19

 (b) Series 2000-4                                         $1,140,351.66

 (c) Class A                                               $1,083,333.33

     Class B                                                  $57,018.33

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                            As a percentage of
                                          Total          Class A Invested Amount

     Series 2000-4 Class B                $85,526,375.00        13.1579%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                           Shared Amount  Class B Amount

 (a) Maximum Amount on this Distribution Date      $0.00   $51,315,825.00

 (b) Available Amount on this Distribution Date    $0.00   $51,315,825.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                   $0.00            $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                       $42,617.16

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of September, 2000      $33,711,081,038.81

                         Delinquent Amount    Percentage of Ending
     Payment Status      Ending Balance       Receivables Outstanding

     30-59 days            $783,248,248.84             2.32%

     60-179 days         $1,381,813,142.26             4.10%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

 (a) Group One (2)                               4.69%

 (b) Series 2000-4 (3)                           4.30%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------

     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of September, 2000      4.99%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President

-----------------------------------------

 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
     (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 2000-4 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of May 10, 2000 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 2000-4Master Trust Certificates for the Distribution Date occurring on October 16, 2000:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during September, 2000
     is equal to                                                                                $5,137,513,027.82

 4.  The aggregate amount of Class A Principal Collections processed during
     September, 2000 is equal to                                                                   $90,114,397.90

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during September, 2000 is equal to                                                            $10,277,744.17

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during September, 2000 is equal to                                            $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                       $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                             $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                       $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                         $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                   $3,823,602.43

 9.  The aggregate amount of Class B Principal Collections processed during
     September, 2000 is equal to                                                                    $4,740,678.63

10.  The aggregate amount of Class B Finance Charge Collections processed
     during September, 2000 is equal to                                                               $540,684.77

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during September, 2000 is equal to                                            $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                       $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                             $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                       $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                         $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                     $208,315.29

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of October, 2000.

Series 2000-4

                           DISCOVER BANK
                           as Master Servicer

                           By:
                              -------------------------------------
                           Assistant Vice President and Assistant
                           Treasurer